Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-52728 and No. 333-62052) and Forms S-8 (No. 333-139248, No. 333-131257, No. 333-124172, No. 333-59141, No. 333-34125, No. 333-36440, No. 333-55346, No. 333-75752, No. 333-82422, No. 333-88613, No. 333-108105 and No. 333-50452) of CBS Corporation of our report dated February 28, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

February 28, 2008